UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2020

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

	41280 Bridge Street, Novi, Michigan (Address of Principal Executive Offices)	48375 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

1541 Reynolds Road, Charlotte, Michigan 48813

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	SPAR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On January 31, 2020, Spartan Motors, Inc. (the “Company”) entered into an Asset Purchase Agreement with Spartan Motors USA, Inc., a wholly-owned subsidiary of the Company; REV Group, Inc. (“REV”); and Spartan Fire LLC, a wholly-owned subsidiary of REV (the “Buyer”), pursuant to which the Company agreed to sell substantially all of the assets and liabilities comprising the Emergency Response Vehicles business (the “ERV business”) for approximately $55 million in cash, subject to a net working capital adjustment. The ERV business consists of the design, engineering, manufacturing, marketing, and sale of fire truck apparatus and fire truck cab chassis, including through the sale of aftermarkets parts. Pursuant to the Asset Purchase Agreement, the Buyer also agreed to assume certain liabilities of the ERV business. The sale of the ERV business is effective February 1, 2020.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2019.

Concurrent with the close of the sale of the ERV business and effective February 1, 2020, the Credit Agreement dated August 8, 2018, by and among the Company and its affiliates, as borrowers; Wells Fargo Bank, National Association, as Administrative Agent; and the lenders party to such Credit Agreement (the “Credit Agreement”) was amended by a Fourth Amendment to Credit Agreement, which released certain of the Company's subsidiaries that were sold as part of the ERV business pursuant to the Asset Purchase Agreement described above.  The substantive business terms of the Credit Agreement remain in place and were not changed by the Fourth Amendment.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2019.

Item 2.01     Completion of Acquisition or Disposition of Assets

Effective February 1, 2020, the Company completed the sale of the ERV business pursuant to the terms and conditions set forth in the Asset Purchase Agreement and received cash of $55 million, which will be subject to a post-closing net working capital adjustment. The Buyer also agreed to assume certain liabilities of the ERV business. In connection with the closing of the sale, the Company and the Buyer have entered into a transition services agreement, pursuant to which the parties will provide each other certain transition services for a specified period following the closing.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2019.

Item 8.01     Other Events

On February 3, 2020, the Company issued a press release announcing that it had completed the sale of the ERV business contemplated by the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 8.01 and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma condensed statements of operations for the nine months ended September 30, 2019, and the years ended December 31, 2018, 2017 and 2016, and the unaudited pro forma condensed balance sheet as of September 30, 2019, and the related notes showing the pro forma effects of the sale of the ERV business are attached as Exhibit 99.2 hereto and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued on February 3, 2020

99.2	Unaudited pro forma condensed consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: February 6, 2020	/s/ Frederick J. Sohm
	By:	Frederick J. Sohm
	Its:	Chief Financial Officer

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